UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2020
_______________________
Allogene Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Grand Avenue, South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 457-2700
(Former name or former address, if changed since last report.)
________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement

On December 14, 2020, Allogene Therapeutics, Inc. (the “Company”) and Overland Pharmaceuticals (CY) Inc. (“Overland”) jointly formed Allogene Overland Biopharm (CY) Limited (the “JV Company”) for the development, manufacturing and commercialization of certain of the Company’s allogeneic chimeric antigen receptor (“CAR”) T cell therapies for patients in China, Taiwan, South Korea and Singapore (the “Territory”) pursuant to a Share Purchase Agreement and a Shareholders’ Agreement. In connection with the formation of the joint venture, the Company also entered into a License Agreement with the JV Company.

Pursuant to the Share Purchase Agreement, the Company acquired Seed Preferred shares in the JV Company representing 49% of the JV Company’s outstanding stock as partial consideration for the License Agreement, and Overland acquired Seed Preferred shares representing 51% of the JV Company’s outstanding stock for $117 million in upfront and certain quarterly cash payments. The JV Company shall use $77 million of such cash for operating capital and $40 million of such cash as upfront cash payment to the Company under the License Agreement described below. The Share Purchase Agreement includes customary representations and warranties on behalf of the Company, Overland and the JV Company.

Under the terms of the Shareholders’ Agreement, the board of directors of the JV Company will be comprised of five directors, with two directors designated by the Company, two directors designated by Overland and one director serving as the chief executive officer of the JV Company. The Shareholders’ Agreement provides each of the Company and Overland certain shareholder-level consent rights, certain director-level consent rights, registration rights, information rights, and pre-emptive rights for future equity issuances. The Shareholders’ Agreement shall terminate upon the consent of the parties, provided that its provisions with respect to director designation rights, shareholder-level consent rights, director-level consent rights, information rights, and pre-emptive rights shall terminate upon a qualified IPO or sale of the JV Company or its assets.

Pursuant to the License Agreement, the Company will grant the JV Company an exclusive license to develop, manufacture and commercialize specific Company product candidates targeting BCMA, CD70, FLT3, and DLL3 (the “Licensed Products”) in the Territory. The Company retains exclusive rights to, among other things, develop, manufacture and commercialize the Licensed Products outside the Territory.

The Company will receive an upfront cash payment of $40 million described above as well as up to $40 million in total development milestones. In addition, the Company will receive tiered low to mid single-digit royalties on net sales in the Territory, subject to reductions in specified circumstances.

Under the License Agreement, each party has granted the other party specified intellectual property licenses to enable the other party to perform its obligations and exercise its rights under the License Agreement, including license grants to enable each party to conduct development, manufacturing and commercialization activities pursuant to the terms of the License Agreement. The Company plans to supply the JV Company with ALLO-647, which is intended to be used as part of the lymphodepletion regimen for certain CAR T cell product candidates in the Territory, pursuant to a supply agreement and for agreed upon consideration.

The License Agreement will remain in effect on a Licensed Product-by-Licensed Product and jurisdiction-by-jurisdiction basis, unless terminated earlier, until the expiration of the royalty term with respect to such Licensed Product in such jurisdiction. Each party has the right to terminate the License Agreement for the other party’s material breach of its obligations under the License Agreement, subject to cure rights. Additionally, the JV Company may terminate the License Agreement in its sole discretion and in its entirety after a certain time period with sufficient prior written notice. The Company may also terminate the licenses of specified patent rights upon notice if the JV Company challenges the enforceability or validity of any patent rights belonging to the Company that are licensed to the JV Company. Either party to the License Agreement may terminate the License Agreement if the other party declares bankruptcy. Upon termination, any license granted by the Company to the JV Company will terminate.

The License Agreement includes customary representations and warranties on behalf of the Company and the JV Company as are customarily found in transactions of this nature, including representations and operative provisions as to the licensed intellectual property, regulatory matters and compliance with applicable laws. The License Agreement also provides for certain mutual indemnities for breaches of representations, warranties and covenants.

The foregoing description of the material terms of the License Agreement, the Share Purchase Agreement and the Shareholders’ Agreement is qualified in its entirety by reference to the complete text of such agreements, which the Company intends to file with the Securities and Exchange Commission as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2020.

Cautionary Note on Forward-Looking Statements

This Form 8-K contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the ability of the JV Company to establish subsidiaries and operations in the Territory; the ability of the JV Company to progress clinical trials, manufacture, or commercialize allogeneic CAR T cell therapies in the Territory; the ability to supply ALLO-647 to the JV Company; and the potential for and ability to receive any payments from the JV Company. Various factors may cause differences between the Company’s expectations and actual results as discussed in greater detail in the Company’s filings with the Securities and Exchange Commission, including without limitation in its Form 10-Q for the quarter ended September 30, 2020. Any forward-looking statements that are made in this Form 8-K speak only as of the date hereof. The Company assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer
Dated: December 15, 2020